As filed with the Securities and Exchange Commission on July 20, 2007

Registration No. 333-56040
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CIBA SPECIALTY CHEMICALS HOLDING INC.
(Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

Klybeckstrasse 141
4002 Basel, Switzerland
(Address of Principal Executive Offices)
_____________________________
1997 Leveraged Executive Asset Plan for Key Executives of Ciba Specialty Chemicals Corporation

Ciba Specialty Chemicals Corporation 1998 Stock Plan

Ciba Specialty Chemicals 1999 Stock Option Plan
(Full title of plans)
_____________________________

CT Corporation System
111 Eighth Avenue (13th Floor)
New York, NY 10011
(212) 894-8940
(Name, address and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

Ciba is terminating its reporting obligations under the Securities Exchange Act of 1934, pursuant to its Form 15F filing with the Commission on July 20, 2007.  Pursuant to Rule 478 under the Securities Act of 1933, as amended, Ciba Specialty Chemicals Holding Inc. (“Ciba”) hereby withdraws from registration under Ciba’s Registration Statement on Form S-8 (File No. 333-56040), filed with the Commission on February 13, 2002 (the “Registration Statement”), any and all American Depositary Shares (“ADSs”) of Ciba registered hereunder which have not been issued or sold and terminates the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Ciba Specialty Chemicals Holding Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-56040) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Basel, Switzerland, on July 20, 2007.

CIBA SPECIALTY CHEMICALS HOLDING INC.

By:	/s/ Juerg Fedier
Name: Juerg Fedier
Title: Head of Finance Chief Financial Officer

By:	/s/ Thomas Koch
Name: Thomas Koch
Title: Head of Law and Environment General Counsel